
                                                                  EXHIBIT (p)(5)

                        [COLUMBIA MANAGEMENT GROUP LOGO]

                                 CODE OF ETHICS

                           REVISED NOVEMBER 14, 2003

      SUBSIDIARIES AND FUNDS

      CMG FAMILY OF FUNDS

      THE GALAXY FUNDS
      THE COLUMBIA FUNDS
      THE LIBERTY ALL-STAR FUNDS
      THE CMG FUNDS
      COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

      CMG INVESTMENT ADVISORS

      COLUMBIA MANAGEMENT ADVISORS, INC. ("CMA")
      LIBERTY ASSET MANAGEMENT COMPANY ("LAMCO")
      COLONIAL ADVISORY SERVICES, INC. ("CASI")

      CMG DISTRIBUTORS

      COLUMBIA FINANCIAL CENTER INCORPORATED
      COLUMBIA FUNDS DISTRIBUTOR, INC.
      COLUMBIA FUNDS SERVICES, INC.

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      Table of Contents

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                                                                                             Page
OVERVIEW AND DEFINITIONS

           Overview                                                                              1
           Things You Need to Know  to Use This Code                                             2
           Definitions                                                                         3-4

PART I     STATEMENT OF GENERAL PRINCIPLES  (APPLIES TO ALL CMG EMPLOYEES)
           1. Compliance with the Spirit of the Code                                             5
           2. Prohibition on Use of Material Nonpublic Information                               5
           3. Restriction on Receipt of Gifts By Employees                                       6

PART II    PROHIBITED TRANSACTIONS AND ACTIVITIES (APPLIES TO ALL CMG EMPLOYEES)
           A. Prohibition of Fraud, Deceit Etc by Access Person                                  7
           B. Restrictions Applicable to ALL CMG Employees with respect to
              Redemptions Or Exchanges of Open-End Mutual Fund Investments                       7
           C. Prohibition on Trading Securities Being Purchased, Sold or Considered
              for a Fund                                                                         7
           D. Trading Restrictions Applicable to ALL Access Persons                              8
              1. Pre-clearance of Transactions                                                   8
              2. Equity Restricted List                                                          8
              3. Initial Public Offerings                                                        8

           E. Trading Restrictions Applicable to Investment Persons                              8
              1. Private Placements                                                              8
              2. Five Business-Day Blackout Period                                               9
              5. Short-term Trading (60 Calendar Days)                                           9
           F. Exempt Transactions                                                                9
           G. Restriction on Service as Director                                                10
           H. Other Restrictions for specific sub-groups                                        11
           I. Penalties for Non-Compliance                                                      11

PART III   ADMINISTRATION AND REPORTING REQUIREMENTS (APPLIES TO ALL CMG EMPLOYEES)
           New CMG Employees                                                                    12
           Annual Code Distribution and Certification of Compliance                             12
           Reporting Requirements for ALL Employees (Investments in Open-End
           Mutual Funds)                                                                        12
              1. Quarterly Open-End Mutual Fund Transaction Report                              12
           Reporting Requirements for Access Persons                                            12
              1. Duplicate Confirmations and Account Statements                                 12
              2. Initial and Annual Disclosure of Personal Holdings                             13
              3. Quarterly Transaction Reports                                                  13
              4. Annual Holdings Reports                                                        14
              5. Report to the Boards of Directors/Trustees                                     14
              6. Review of Securities Transactions and Holding Reports                          14
APPENDICES:
           Appendix A List of Covered Companies and Their Code Officers                         15
                      List of CMG Senior Officers                                               15
           Appendix B Standard for Sub-Advisers That Want to Operate
                      Under Their Own Code of Ethics                                            16
           Appendix C Beneficial Ownership                                                   17-18
           Appendix D Insider Trading Policy                                                    19
           Appendix E Pre-clearance Procedures (ALL Employees)                               20-22
           Appendix F Exceptions to the Short-term Trading Ban                                  23
           Appendix G Approved Indices                                                          24
           Appendix H Sanction Schedule                                                         25

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                                                         C O D E o f E T H I C S

      REV. 11/14/03

                         COLUMBIA MANAGEMENT GROUP, INC.
                             SUBSIDIARIES AND FUNDS

                                 CODE OF ETHICS
                            Revised November 14, 2003

      OVERVIEW

      This is the Code of Ethics for:

      - The CMG Family of Funds (consisting of The Columbia Funds, The Galaxy Funds, The Liberty All-Star Funds, The CMG Funds, and Columbia Management Multi-Strategy Hedge Fund, LLC);

      - All of the direct or indirect subsidiaries of Columbia Management Group, Inc. (CMG) listed in APPENDIX A that act as adviser, sub-adviser, or principal underwriter for any CMG Family of Funds. These are called the CMG Companies

      In this Code:

      -     The subsidiaries of CMG are called the "CMG COMPANIES";

      -     The investment companies are called the "CMG FAMILY OF FUNDS," and

      - All non-Fund advisory and sub-advisory clients of the Columbia Management Group Companies are called "Clients." In this Code, "CLIENT ACCOUNT" or "CMG ACCOUNT" refers to assets managed by a Columbia Management Group Company as adviser or sub-adviser for a Client.

      This Code also applies to every Sub-Adviser to any of the CMG FAMILY OF FUNDS that is not a subsidiary of CMG, except Sub-Advisers that the Board of Trustees/Directors of the relevant Funds have authorized to operate under their own Codes of Ethics under the standards explained in APPENDIX B to this Code of Ethics.

      In this Code, the CMG COMPANIES, the CMG FAMILY OF FUNDS, and CMG FAMILY OF FUNDS sub-advisers that are not CMG Companies and have not been authorized to operate under their own codes ("Unaffiliated Sub-Advisers") are called "COVERED COMPANIES." This Code applies to all board members, officers and employees of all COVERED COMPANIES.

      This Code is designed to protect the CMG FAMILY OF FUNDS and CLIENTS against improper securities trading for the accounts of certain people who are associated with the COVERED COMPANIES.

      The Code protects the CMG FAMILY OF FUNDS and CLIENTS in the following ways:

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                                                         C O D E o f E T H I C S

      REV. 11/14/03

      - it prohibits certain activities by EMPLOYEES, officers and board members of the COVERED COMPANIES that involve the potential for conflicts of interest (Part I);

      - it prohibits certain kinds of PERSONAL SECURITIES TRADING by ACCESS PERSONS (Part II); and

      - it requires all CMG EMPLOYEES to report their open-end mutual fund holdings and transactions, and requires ACCESS PERSONS to report ALL of their securities holdings and transactions, so they can be reviewed for conflicts with the investment activities of CMG FAMILY OF FUNDS and CMG ACCOUNTS (Part III).

      NOTE:

      If you are an INVESTMENT PERSON, you are automatically an ACCESS PERSON as well, so you must comply with both the ACCESS PERSON provisions and the INVESTMENT PERSON provisions.

      If you are a DISINTERESTED DIRECTOR/TRUSTEE, you are automatically an ACCESS PERSON, but only a few provisions of this Code apply to you. See the definition of DISINTERESTED DIRECTOR/TRUSTEE on Page 4 of this Code for a list of the provisions that apply to you.

      If you are an INTERESTED DIRECTOR/TRUSTEE, but not an employee of a CMG Company, you are an Access Person but your reporting obligations in Part III are more limited.

      THINGS YOU NEED TO KNOW TO USE THIS CODE

      This Code is divided as follows:

      -     OVERVIEW AND DEFINITIONS

      -     PART I STATEMENT OF GENERAL PRINCIPLES:

                  APPLIES TO ALL EMPLOYEES (ACCESS AND NON-ACCESS) AND BOARD MEMBERS

      -     PART II PROHIBITED TRANSACTIONS AND ACTIVITIES:

                  APPLIES TO ACCESS PERSONS (AND TO ALL EMPLOYEES WITH RESPECT TO OPEN - END MUTUAL FUNDS)

      -     PART III ADMINISTRATION AND REPORTING REQUIREMENTS:

                  APPLIES TO ACCESS PERSONS (AND TO ALL EMPLOYEES WITH RESPECT TO OPEN-END MUTUAL FUNDS)

      -     APPENDICES:

      Appendix A List of Covered Companies and Their Code Officers

      Appendix B Standards for Fund Sub-Advisers That Want to Operate Under
                 Their Own Codes of Ethics

      Appendix C Beneficial Ownership

      Appendix D Insider Trading Policy

      Appendix E Pre-Clearance Procedures

      Appendix F Exceptions to the Short-term trading ban

      Appendix G Indices - ETFs

      Appendix H Sanctions Schedule

      PART I of this Code applies to all personnel of all COVERED COMPANIES.

      To understand what other parts of this Code apply to you, you need to know whether you fall into one or more of these categories:

            -     ACCESS PERSON, (INCL. INTERESTED DIRECTOR/TRUSTEE - SEE LEFT
                  INSERT)

            -     INVESTMENT PERSON

            -     DISINTERESTED DIRECTOR/TRUSTEE

            -     EMPLOYEE.

      If you don't know which category you belong to, ask the CODE OFFICER of your COVERED COMPANY. Each COVERED COMPANY's CODE OFFICER is listed on APPENDIX A to this Code.

      ACCESS PERSONS AND INVESTMENT PERSONS should pay particular attention to PARTS II AND III OF THIS CODE IN ADDITION TO PART I.

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                                                         C O D E o f E T H I C S

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      DEFINITIONS

      Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms below.

      THESE TERMS HAVE SPECIAL MEANINGS IN THE CODE OF ETHICS:

      - "ACCESS PERSON" means (i) any board member or officer of a COVERED COMPANY, (ii) any EMPLOYEE of a COVERED COMPANY who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a CMG FAMILY FUND or CLIENT ACCOUNT or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (iii) any natural person in a control relationship to a COVERED COMPANY who obtains information concerning recommendations made to the CMG FAMILY FUND or CLIENT ACCOUNT with regard to the purchase or sale of a security. The CODE OFFICER of each COLUMBIA MANAGEMENT GROUP COMPANY shall maintain a list of EMPLOYEES deemed to be ACCESS PERSONS for purposes of this Code.

      - A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      - "BENEFICIAL OWNERSHIP" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities." BENEFICIAL OWNERSHIP INCLUDES accounts of a spouse, minor children and relatives resident in the home of the ACCESS PERSON, as well as accounts of another person if the ACCESS PERSON obtains there from benefits substantially equivalent to those of ownership. For additional information, see APPENDIX C.

      - "CMG" refers to Columbia Management Group, Inc. It's direct and indirect subsidiaries are referred to as the "CMG COMPANIES".

      - "CMG FAMILY OF FUNDS" means all of the funds and fund families listed under that heading in APPENDIX A, each referred to as a "CMG FAMILY FUND".

      - "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

      -     "COVERED COMPANIES" means each organization listed on APPENDIX A.

      - "COVERED SECURITY" means anything that is considered a "security" under the Investment Company Act of 1940, including:

            1.    Options on securities, on indexes and on currencies.

            2.    Investments in all kinds of limited partnerships.

            3.    Investments in foreign unit trusts and foreign mutual funds.

            4. Investments in private investment funds, hedge funds and investment clubs.

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      The definition of covered security DOES NOT include:

            1.    Direct obligations of the U.S. Government.

            2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

            3. Shares of open-end investment companies that are subject to Investment Company Act Rule 2a-7, commonly known as Money Market Mutual Funds.

            4.    Futures

            If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ask your CODE OFFICER.

      - "DISINTERESTED DIRECTOR/TRUSTEE" means a board member of any CMG FAMILY FUND who is not an "interested person" of the Funds under the Investment Company Act of 1940, and who is subject to this Code only because of being a board member of one or more Funds.

            If you are a DISINTERESTED DIRECTOR/TRUSTEE, you are subject to only these parts of the Code:

            - Part I (General Principles)

            - Part II (A) (Prohibition of Fraud, Etc.)

            - Part II (B) (Prohibition on Trading COVERED SECURITIES Being Purchased, Sold or Considered for the Funds) (as limited by Part II(B)) -- but only as to transactions where you know (or should have known) that the COVERED SECURITY was being purchased or sold (or considered for purchase or sale) by a Fund.

            - Part III 3(B) (Quarterly Transaction Reporting) -- but only if, during the calendar quarter, you bought or sold a COVERED SECURITY and you knew (or, in the ordinary course of fulfilling your official duties as Fund board member, you should have known) that, during the 15-day period immediately before or after you purchased or sold the COVERED SECURITY:

      IMPORTANT:

      If you have any doubt or question about whether an investment, account or person is covered by any of these definitions, ask your CODE OFFICER. Don't just guess at the answer.

            - a Fund of which you are a board member purchased or sold that COVERED SECURITY, or

            - the adviser or sub-advisers of a Fund of which you are a board member considered purchasing or selling that COVERED SECURITY for the Fund.

      - "EMPLOYEE" means any employee or officer of a COVERED COMPANY. Employee does not include a DISINTERESTED DIRECTOR/TRUSTEE of a CMG FAMILY FUND. The CMG Legal Department maintains a list of directors/trustees of the CMG Companies and CMG Family of Funds.

      -     "FAMILY HOLDINGS" and "FAMILY/HOUSEHOLD MEMBER" - defined in
            Appendix C.

      -     "INVESTMENT PERSON" refers to an ACCESS PERSON who is also:

                  -     CMG Portfolio Manager

                  - Columbia Management Investment Advisor (formerly CMG Regional Investment Advisor)

                  -     Trader

                  -     Research Analyst

                  - Members of CMG Senior Management, as designated by the Code Officer

                  -     Employee of Trading Operations

                  - Other employees as designated as designated by the Code Officer

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                                                         C O D E o f E T H I C S

      REV. 11/14/03

      - "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a security.

                                       5
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                                                         C O D E o f E T H I C S

      REV. 11/14/03

      PART I STATEMENT OF GENERAL PRINCIPLES

      This Section Applies to All CMG Employees and All Board Members of Each Covered Company.

      THE RELATIONSHIP WITH OUR CLIENTS IS FIDUCIARY IN NATURE. THIS MEANS THAT YOU ARE ALWAYS REQUIRED TO PUT THE INTERESTS OF OUR CLIENTS BEFORE YOUR PERSONAL INTERESTS.

      This Code is based on the principle that all officers, directors and employees of each COVERED COMPANY are required to conduct their personal securities transactions in a manner that does not interfere with the portfolio transactions of, or take unfair advantage of their relationship with, a COVERED COMPANY. This fiduciary duty is owed to both our advisory CLIENTS and to the CMG FAMILY OF FUNDS.

      YOU SHOULD AVOID SITUATIONS THAT PRESENT ACTUAL AS WELL AS POTENTIAL CONFLICTS OF INTEREST. YOU MAY NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION.

      It is imperative that all officers, directors and employees avoid situations that might compromise or call into question their exercise of independent judgment in the interest of the CMG FAMILY OF FUNDS and CLIENT ACCOUNTS. Areas of concern relating to independent judgment include, among others, unusual or limited investment opportunities, perks, and gifts of more than DE MINIMIS value from persons doing or seeking to do business with a COVERED COMPANY.

      ALL EMPLOYEES AND BOARD MEMBERS MUST ADHERE TO THE SPECIFIC REQUIREMENTS SET FORTH IN THIS CODE, INCLUDING THE REQUIREMENTS RELATED TO PERSONAL SECURITIES TRADING.

      1.    COMPLIANCE WITH THE SPIRIT OF THE CODE

      CMG recognizes that sound, responsible Personal Securities Trading by its personnel is an appropriate activity when it is not excessive in nature and done in a prudent manner.

      However, CMG will not tolerate personal trading activity which is inconsistent with our duties to our clients or which injures the reputation and professional standing of our organization. Therefore, technical compliance with the specific requirements of this Code, within the spirit of placing the interest of our clients before our personal interests, does not automatically insulate you from liability for a review of your trades that show a pattern of abuse or breach of an individual's fiduciary duty.

      In rare instances, the CODE OFFICER of each COVERED COMPANY has the authority to grant written waivers of the provisions of this Code for personnel of a COVERED COMPANY. It is expected that this authority will be exercised only in rare instances. The CODE OFFICER may consult with the Legal Department prior to granting any such waivers. SEC mandated provisions of the Code cannot and will not be waived at any time.

      2. PROHIBITION ON USE OF MATERIAL NONPUBLIC INFORMATION INSIDER TRADING POLICY

      All EMPLOYEES and Board Members of each COVERED COMPANY shall comply with the Columbia Management Group's Insider Trading Policy, WHICH PROHIBITS ANY PERSON FROM PURCHASING OR SELLING A SECURITY WHILE IN POSSESSION OF RELATED MATERIAL NON-PUBLIC INFORMATION OR COMMUNICATING SUCH INFORMATION TO OTHERS WHO MAY THEN TRADE IN THE RELEVANT SECURITIES. SEE APPENDIX D.

                                       6
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                                                         C O D E o f E T H I C S

      REV. 11/14/03

      3.    RESTRICTION ON RECEIPT OF GIFTS BY EMPLOYEES

      EMPLOYEES are prohibited from receiving, either directly or indirectly, any gifts in excess of $100 per item or in the aggregate during any 12-month period, from any party doing or seeking to do business with a COVERED COMPANY; the receipt of any entertainment from any company with which a Fund has current or prospective business dealings is prohibited, unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety.

                                       7
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                                                         C O D E o f E T H I C S

      REV. 11/14/03

      PART II PROHIBITED TRANSACTIONS AND ACTIVITIES

      This Section Applies to Access Persons (and to Employees with respect to Open-End Mutual Fund Investments)

A.    PROHIBITION ON FRAUDULENT AND DECEPTIVE ACTS

      The Investment Advisers Act makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons. The Investment Company Act of 1940 makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company (as well as certain other persons), in connection with the purchase and sale by such person of a security "held or to be acquired" by the investment company (the "Fund"):

      1.    To employ any device, scheme or artifice to defraud the Fund;

      2. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

      4.    To engage in any manipulative practice with respect to the Fund.

B. RESTRICTIONS APPLICABLE TO ALL CMG EMPLOYEES WITH RESPECT TO REDEMPTIONS OR EXCHANGES OF OPEN-END MUTUAL FUND INVESTMENTS

      ALL REDEMPTIONS OR EXCHANGES, of shares of ANY OPEN-END MUTUAL FUND (except a MONEY MARKET MUTUAL FUND), must be APPROVED IN ADVANCE by the appropriate CMG Senior Officer for such Employee's business line. (A list of CMG Senior Officers is listed in APPENDIX A.)

      Except in rare cases of hardship, no such redemption or exchange will be approved unless such investment has been held -

      (i) in the case of a CMG Family Fund, for at least 12 MONTHS.

      (ii) in the case of any other mutual fund, for at least 60 CALENDAR DAYS.

      Therefore, if an EMPLOYEE purchases any shares of a CMG Family Fund, he or she will not be permitted to redeem or exchange any shares of that Fund for at least 12 MONTHS. Likewise, if an EMPLOYEE purchases any shares of a non-CMG Family Fund, he or she will not be permitted to redeem or exchange any shares of that fund for at least 60 CALENDAR days.

      Exceptions: (1) Money Market Mutual Funds; and (2) as provided below for the Fleet Savings Plus Plan.

C. PROHIBITION ON TRADING SECURITIES BEING PURCHASED, SOLD OR CONSIDERED FOR ANY CMG FUND OR CLIENT ACCOUNT

      Except as permitted in SECTION E below, no ACCESS PERSON shall purchase or sell, directly or indirectly, any COVERED SECURITY in which such person had, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP (as defined in this Code) and which he or she knows (or, in the

                                       8
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                                                         C O D E o f E T H I C S

      REV. 11/14/03

      case of transactions by an INVESTMENT PERSON, such INVESTMENT PERSON should have known) at the time of such purchase or sale:

      - is being considered for purchase or sale by a CMG FAMILY FUND or CLIENT ACCOUNT;

          or

      -     is being purchased or sold by a CMG FAMILY FUND or CLIENT ACCOUNT.

      For purposes of this prohibition:

      - A COVERED SECURITY is "being purchased or sold" by a CMG FAMILY FUND or a CLIENT ACCOUNT from the time when an instruction to purchase or sell the COVERED SECURITY for the CMG FAMILY FUND or CLIENT ACCOUNT has been communicated to the person who places the buy or sell orders for the CMG FAMILY FUND or CLIENT ACCOUNT until the time when the purchase or sale transaction or program has been fully completed or cancelled.

      - The CMG FAMILY OF FUNDS and CMG recognize that, except in unusual circumstances, the DISINTERESTED DIRECTORS/TRUSTEES neither will know nor should know what COVERED SECURITIES are being purchased or sold (or being considered for purchase or sale) by the CMG Funds.

D. TRADING RESTRICTIONS APPLICABLE TO ALL ACCESS PERSONS (EXCEPT DISINTERESTED DIRECTORS/TRUSTEES, AND PERSONNEL FROM LAMCO
      (NOTWITHSTANDING THEIR EMPLOYMENT BY CMA) BECAUSE OF THE NATURE OF THEIR ACTIVITIES.

      1. PRE-CLEARANCE OF TRANSACTIONS. ACCESS PERSONS of each COVERED COMPANY must pre-clear transactions in COVERED SECURITIES in which they have BENEFICIAL OWNERSHIP, in accordance with any pre-clearance procedures in effect prior to effecting the transactions. SEE APPENDIX E for pre-clearance procedures and any exemptions in Section E below, to determine whether a transaction is subject to the pre-clearance requirement. (NOTE: LAMCO EMPLOYEES ARE EXEMPT FROM PRE-CLEARANCE UNDER THIS SECTION D).

            NOTE: PRE-CLEARANCE REQUESTS/APPROVALS ARE VALID UNTIL 4:00 PM OF THE NEXT BUSINESS DAY, FOLLOWING THE DAY OF APPROVAL. (eg. if a pre-clearance approval is granted on Tuesday, the approval is valid only until 4:00 pm Wednesday)

      2.    EQUITY RESTRICTED LIST.

            When an Equity analyst of CMA initiates coverage or changes a rating on a Covered Security, the security is put on a restricted list valid for 48 hours. No CMA Access Person shall be granted pre-clearance in such security while active on the list.

      3. INITIAL PUBLIC OFFERINGS (IPOS). No ACCESS PERSON shall acquire securities as part of an initial public offering under any circumstances.

      E.    ADDITIONAL TRADING RESTRICTIONS APPLICABLE TO INVESTMENT PERSONS OF
            CMA.

      1.    PRIVATE PLACEMENTS.

            No INVESTMENT PERSON shall purchase any securities issued in a private placement except with the prior written approval of the CODE OFFICER. In addition, any INVESTMENT PERSON who owns or has been authorized to acquire a security in a private placement is required to disclose annually that ownership and not play any role in a COVERED COMPANY's subsequent investment decision regarding the issuer of the security.

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                                                         C O D E o f E T H I C S

      REV. 11/14/03

      2.    FIVE BUSINESS-DAY BLACKOUT PERIOD.

            No INVESTMENT PERSON shall purchase or sell any security within a period of five (5) business days before and after a purchase or sale by a CMG FUND or CLIENT ACCOUNT over which the INVESTMENT PERSON exercises investment discretion.

            The blackout period restriction under this Section should not operate to the detriment of any CMG FAMILY FUND or CLIENT ACCOUNT. Therefore, if an INVESTMENT PERSON has executed a transaction in a security for his or her personal account and within five business days thereafter wishes to purchase or sell that security for a CMG FAMILY FUND or CLIENT ACCOUNT over which he or she exercises investment discretion, the INVESTMENT PERSON shall submit a written explanation to the CODE OFFICER describing the circumstances relating to the decision to trade the security for the account. Based on the specific circumstances and a determination that the INVESTMENT PERSON has not otherwise violated the Code of Ethics, including the Statement of General Principles in Part I, the CODE OFFICER may approve the trade by the CMG FAMILY FUND or CLIENT ACCOUNT and, in that case, the prior personal transaction by the INVESTMENT PERSON shall not be considered a violation of the five day black-out period restriction. The CODE OFFICER shall maintain a written record of the approval.

            The five-day restriction DOES NOT APPLY to securities of an issuer that has a MARKET CAPITALIZATION OF $10 BILLION OR MORE at the time of the transactions; however, an INVESTMENT PERSON must pre-clear these trades as with any other personal trade.

      3.    SHORT-TERM TRADING (60 CALENDAR DAYS)*

            Any profit realized by an INVESTMENT PERSON from any purchase and sale, or any sale and purchase, of any COVERED SECURITY (or its equivalent) within any period of 60 CALENDAR DAYS or less shall inure to and be recoverable by the Covered Company for the benefit of a charitable organization (qualified under Section 501(c) of the Internal Revenue Code) of the Covered Company's choice.

            Exceptions to the short-term trading ban may be requested in writing in advance and will generally only be granted in hardship cases by the CODE OFFICER, where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. See examples of Exceptions in APPENDIX F.

            The short-term trading ban restriction DOES NOT APPLY to securities of an issuer that has a MARKET CAPITALIZATION OF $10 BILLION OR MORE at the time of the transactions; however, an INVESTMENT PERSON must pre-clear these trades as with any other personal trade.

            *Please note that the 60 Calendar Days commences the day after the purchase or sale of any Covered Security (or its equivalent).

F.    EXEMPT TRANSACTIONS.

      The following types of transactions are not subject to the trading restrictions of SECTIONS B, C D AND E of this Code of Ethics. However, they must be reported under the Reporting provisions of Part III of this
      Code:

      1. Transactions in securities issued or guaranteed by the US Government or its agencies or instrumentalities; bankers' acceptances; US bank certificates of deposit; commercial paper;

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                                                         C O D E o f E T H I C S

      REV. 11/14/03

            and MONEY MARKET MUTUAL FUND shares (i.e., shares of open-end registered investment companies, subject to Rule 2a-7). (Exempt from reporting requirements in Part III).

      2. PURCHASES THROUGH ANY PLANS, ALREADY IN EFFECT AS OF NOVEMBER 14, 2003, which provide for limited systematic periodic purchases, e.g., payroll deduction plans, issuer dividend reinvestment programs
            (DRIP), or automatic investment plans;

      3. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      4. Transactions which are non-volitional on the part of either the Access Person or the Covered Company (e.g., stock splits, automatic conversions);

      5. Transactions in options and securities based on certain markets as listed on APPENDIX G, which may be amended from time to time by the Code Officer.

      6. Transactions effected in any account over which the Access Person has no direct or indirect influence or control (such as a blind trust), subject, however, to pre-approval of the CODE OFFICER in the case of certain accounts, as described in APPENDIX C;

      7. Such other transactions as the CODE OF ETHICS COMMITTEE shall approve in his/her sole discretion, provided that the CODE OFFICER shall find that such transactions are consistent with the Statement of General Principles and applicable laws. The CODE OF ETHICS COMMITTEE shall maintain a record of the approval and will communicate to the ACCESS PERSON'S manager(s).

      8. Transactions in a discretionary managed account in which a DISINTERESTED DIRECTOR/TRUSTEE has a beneficial interest, if all investment discretion is exercised by a third party, without any advance knowledge by the DISINTERESTED DIRECTOR/TRUSTEE of any of the transactions.

      9.    Securities issued by FleetBoston Financial and affiliates.

      10. EMPLOYEES who are participants in the FLEET SAVINGS PLUS PLAN (the "PLAN") may ONLY ONCE EVERY 90 CALENDAR DAYS*:

            (i) make one (1) purchase or redemption or exchange transaction with respect to each investment fund held in the Plan, and, in addition:

            (ii) reallocate future contributions to the Plan.

            *Please note that the 90 calendar days commences the day after the last purchase or redemption or exchange.

            EMPLOYEES must notify the CMG Code Compliance group of any such transaction or reallocation on the same day on which it is made.

            SUCH TRANSACTIONS OR ALLOCATIONS WILL BE CONSIDERED IN DETERMINING WHETHER APPROVALS ARE GRANTED WITH RESPECT TO TRANSACTIONS OUTSIDE OF THE PLAN.

G.    RESTRICTION ON SERVICE AS DIRECTOR BY ACCESS PERSONS

      ACCESS PERSONS, other than DISINTERESTED DIRECTORS/TRUSTEES, are prohibited from serving on the boards of directors of publicly traded companies, absent a prior authorization from the CODE OFFICER and CMG SENIOR MANAGEMENT, based on a determination that the board

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                                                         C O D E o f E T H I C S

      REV. 11/14/03

      service would not be inconsistent with the interests of any CMG FAMILY FUND or CLIENT ACCOUNT. This restriction shall not apply to ACCESS PERSONS serving on the board of directors or as a trustee of any CMG FAMILY FUND.

H.    ADDITIONAL RESTRICTIONS FOR SPECIFIC SUB-GROUPS:

      Specific sub groups in the organization may be subject to additional restrictions as determined by the Code Officer, because of their specific investment activities or their structure in the company. The Code Officer shall keep separate applicable procedures and communicate accordingly to these groups.

I.    PENALTIES FOR NON-COMPLIANCE

      Upon discovering a violation of this Code, the CODE OF ETHICS COMMITTEE, after consultation with the members of the Committee and the CODE OFFICER, may take any disciplinary action, as it deems appropriate, including, but not limited to, any or all of the following:

            - Formal Written Warning (with copies to supervisor and personnel file);

            -     Cash Fines;

            -     Disgorgement of Trading Profits;

            -     Ban on Personal Trading;

            -     Suspension;

            -     Termination of Employment

      See the Sanctions schedule in APPENDIX H for details (subject to revision).

      Although the Code of Ethics Committee does not have the authority to sanction members of the Boards of the Funds for violations, it may take other appropriate actions, which may include a recommendation to the Board of the relevant Fund that the Board member be removed from office.

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PART III ADMINISTRATION AND REPORTING REQUIREMENTS

      This Section Applies to Access Persons.

      NEW CMG EMPLOYEES

      All new CMG Employees will receive a copy of the CMG CODE OF ETHICS as well as a CERTIFICATION COMPLIANCE FORM. Employees MUST certify to the CMG Code Compliance Group, that they have read and understand the Code. Additionally, new CMG Employees will be required to complete certain INITIAL PERSONAL SECURITIES HOLDINGS FORMS (the exact forms will be provided by the CMG Compliance Group once a determination is made as to whether the Employee is an Access or Non-Access Person).

      ANNUAL CODE DISTRIBUTION TO ALL EMPLOYEES

      The most current CMG CODE OF ETHICS AND CERTIFICATION OF COMPLIANCE will be distributed to all EMPLOYEES and DISINTERESTED DIRECTORS/TRUSTEES on an annual basis.

      REPORTING REQUIREMENTS FOR ALL EMPLOYEES (INVESTMENTS IN OPEN-END MUTUAL FUNDS)

1.    QUARTERLY OPEN-END MUTUAL FUND TRANSACTION REPORT

      ALL CMG EMPLOYEES are required to provide the CMG Code Compliance Group with a detailed quarterly report of ALL of their open-end mutual fund transactions, including open-end mutual funds that are not in the CMG Fund Family, by the 10th day after the end of the calendar quarter and a report of all open-end mutual fund holdings, including open-end mutual funds that are not in the CMG Fund Family, by the 30th day after the end of the calendar quarter. These requirements cover all open-end mutual fund shares held either directly with the fund or through another investment vehicle or account, including (but not limited to):

      -     brokerage and investment advisory accounts

      -     401(k) plans

      -     529 plans

      -     variable annuities

      Access Persons may also be required to provide additional reports and certifications.

      REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

1.    DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS.

      Each ACCESS PERSON (excluding Directors/Trustees not employed by a CMG Company and excluding LAMCO employees) shall cause every broker with whom he or she maintains an account to provide duplicate confirmations and statements to the appropriate CMG COMPLIANCE DEPARTMENT for all COVERED SECURITIES transactions by the ACCESS PERSON. The CODE OFFICER shall make a list of ACCESS PERSONS and compile summaries of all trades entered and all transactions completed.

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      SUCH REPORTS SHALL INCLUDE:

      -     the NAME of the security;

      -     DATE of transaction;

      -     QUANTITY;

      -     PRICE;

      -     the ACCOUNT NUMBER the transaction was effected in

      -     the BROKER-DEALER through which the transaction was effected.

2.    INITIAL DISCLOSURE OF ALL PERSONAL HOLDINGS
      (Not applicable to Disinterested Directors/Trustees.)

      No later than 10 calendar days after you become an ACCESS PERSON, you must file with the CODE OFFICER a HOLDINGS REPORT. Copies of all Reporting Forms are available from the CODE OFFICER.

      The HOLDINGS REPORT requires you to list all COVERED SECURITIES in which you have BENEFICIAL OWNERSHIP (including FAMILY HOLDINGS) on the date you become an ACCESS PERSON. It also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just COVERED SECURITIES) were held for your direct or indirect benefit (including FAMILY HOLDINGS) on the date you became an ACCESS PERSON.

      The INITIAL HOLDINGS REPORT also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and to your FAMILY/HOUSEHOLD MEMBERS and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

3.    QUARTERLY TRANSACTION REPORT

      A. FOR ALL ACCESS PERSONS EXCEPT DISINTERESTED DIRECTORS/TRUSTEES:

      All ACCESS PERSONS will be required to provide the CMG COMPLIANCE DEPARTMENT with a completed QUARTERLY TRANSACTION REPORT NO LATER THAN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

      The QUARTERLY TRANSACTION REPORT must contain, with respect to any transaction during the calendar quarter in a COVERED SECURITY BENEFICIALLY OWNED or FAMILY HOLDINGS, by the ACCESS PERSON:

      (1) the DATE OF THE TRANSACTION, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

      (2) the NATURE OF THE TRANSACTION (i.e., purchase, sale or any other type of acquisition or disposition);

      (3) the PRICE OF THE SECURITY at which the transaction was effected;

      (4) the NAME OF THE BROKER, DEALER OR BANK with or through which the transaction was effected; and

      (5) the ACCOUNT NUMBER that the transaction was effected in.

      (6) the date that the report is submitted by the ACCESS PERSON.

      (Note: Interested Directors/Trustees will attach copies of the confirms of each transactions effected during the reporting quarter to their quarterly transaction report)

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      B. FOR DISINTERESTED DIRECTORS/TRUSTEES:

      If during any calendar quarter you, or an account in which you a had BENEFICIAL OWNERSHIP (or FAMILY HOLDINGS), had a transaction in a COVERED SECURITY at a time when you knew, or in the ordinary course of fulfilling your duties as a Fund Board Member should have known, that on the day of the transaction or within 15 days before or after the transaction a purchase or sale of the same class of securities was made or considered for the Fund, then, within 10 days after the end of that quarter, you must file with the CODE OFFICER of the Fund a QUARTERLY TRANSACTION REPORT.

4.    ANNUAL HOLDINGS REPORT
      (Not applicable to Disinterested Directors/Trustees.)

      By JANUARY 30 of each year, you must file with the CODE OFFICER an ANNUAL HOLDINGS REPORT. A copy of the Annual Holdings Report Form may be obtained from the CODE OFFICER.

      NOTE:

      Copies of all reporting forms are available from the CODE OFFICER.

      The ANNUAL HOLDINGS REPORT requires you to list all COVERED SECURITIES in which you (or a FAMILY/HOUSEHOLD MEMBER) had BENEFICIAL OWNERSHIP as of DECEMBER 31 of the immediately preceding year. It also requires you to list all brokers, dealers and banks where you or Family HOLDINGS maintained an account in which ANY securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a FAMILY/HOUSEHOLD MEMBER on DECEMBER 31 of the immediately preceding year.

      (Note: Interested Director/Trustees will attach a copy of the year-end broker statement for each related account, to the annual holdings report)

      The ANNUAL HOLDINGS REPORT also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and FAMILY HOLDINGS and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

5.    REPORT TO THE BOARDS OF DIRECTORS/TRUSTEES.

      On an annual basis, CMG shall prepare a written report to the management of CMG and the Boards of Directors/Trustees of the CMG FAMILY OF FUNDS that (1) describes any issues arising under the Code since the last report including, but not limited to, information about material violations of the Code and disciplinary action taken in response to the material violations; and (2) certifies that each CMG COMPANY has adopted procedures reasonably necessary to prevent violations of the Code.

      CMG shall present any material change(s) to the Code, to the Board of Directors/Trustees no later than six months after adoption of the material change.

6.    REVIEW OF SECURITIES TRANSACTIONS AND HOLDING REPORTS

      Each COVERED COMPANY shall maintain procedures designated to ensure that all securities transactions and holdings reports submitted by ACCESS PERSONS are reviewed by appropriate management or compliance personnel.

                                       15
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                                   Appendix A
               List of Covered Companies and their Code officers,

COVERED COMPANY                                        CODE OFFICER
----------------------------------------               ------------
Columbia Management Advisors, Inc. (CMA)               Jean Bradley
                                                       Boston, MA

Liberty Asset Management Company.                      Jean Bradley
(LAMCO)                                                Boston, MA

Colonial Advisory Services, Inc. (CASI)                Jean Bradley
                                                       Boston, MA

CMG FAMILY OF FUNDS:                                   Jean Bradley
The Galaxy Funds                                       Boston, MA
The Columbia Funds
The Liberty All-Star Funds
The CMG Funds
Columbia Management Multi-Strategy Hedge
Fund, LLC

Columbia Financial Center Incorporated                 Jean Bradley
                                                       Boston, MA

Columbia Funds Distributor, Inc. (CFDI)                Jean Bradley
Columbia Funds Services, Inc. (CFSI)                   Boston, MA

CMG SENIOR OFFICERS

KEITH BANKS                         COLIN MOORE

ROBERT BIRNBAUM                     JOE PALOMBO

BRENDA FURLONG                      ROGER SAYLER

MATTHEW KERIN                       JAMES TAMBONE

ROBERT MCCONNAUGHEY                 LOUIS TASIOPOULOS

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                                   Appendix B
         Standards for CMG Fund Sub-Advisers That Want to Operate Under
                            Their Own Codes of Ethics

      Every Sub-Adviser to any CMG FAMILY FUND is a COVERED COMPANY under this Code of Ethics, except for Sub-Advisers that operate under a separate Code of Ethics that (1) meets the requirements of Rule 17j-1 under the Investment Company Act; (2) has been submitted to the Board of Trustees of the relevant CMG FAMILY FUND(S); and (3) the Board of Trustees has determined is satisfactory (which determination the Board of Trustees may revoke at any time upon notice to such Sub-Adviser). Each Sub-Adviser that so operates under a separate Code shall

      - promptly report to the relevant CMG FAMILY FUND(S) in writing any material amendments to such Code;

      - promptly furnish to the relevant CMG FAMILY FUND(S) or CMG upon request, copies of any reports made pursuant to such Code by any ACCESS PERSON of such Sub-Adviser; and

      - immediately furnish to the CMG FAMILY OF FUNDS and CMG without request, all material information regarding any violation of such Code by any ACCESS PERSON of such Sub-Adviser who has any responsibilities with respect to the Sub-Adviser's provision of services to any CMG FAMILY FUND.

                                       17
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                                   Appendix C
                              Beneficial Ownership
                    Columbia Management Group Code of Ethics

      For purposes of the Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-l(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "BENEFICIAL OWNER" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

      The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations that might not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

      SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

      Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit in an account over which you have influence or control, such as, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

      Set forth below are some examples of how beneficial ownership may arise in different contexts.

- FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household ("FAMILY/HOUSEHOLD MEMBER") are presumed to be beneficially owned by you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

- PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company", the corporation's holdings of securities are attributable to you.

- TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

- ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

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REV. 11/14/03                                          C O D E o f E T H I C S

      SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"

      For purposes of the Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, and who is not economically dependent upon you.

      "INFLUENCE OR CONTROL"/ APPROVED BLIND TRUSTS

      Transactions over which you have "no direct or indirect influence or control" are not subject to the Trading restrictions applicable to Access Persons in Part II of this Code of Ethics. To have "influence or control", you must have an ability to prompt, induce or otherwise affect transactions in the account. Like beneficial ownership, the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where you, as a beneficiary of a revocable trust, have significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which your only participation is as a non-controlling limited partner. The determining factor in each case will be whether you have any direct or indirect influence or control over the securities account. ACCESS PERSONS with such blind trust or third party discretionary accounts shall have their account agreement and/or governing documents forwarded to the appropriate Code Officer for review prior to trading pursuant to this exemption. The account will only be exempt if the ACCESS PERSON initially, and on an annual basis thereafter, certifies that he or she maintains no control or influence over the account.

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                                   Appendix D
                             Insider trading Policy
              Prohibition on Use of Material Nonpublic Information

Generally, it is illegal to trade in securities while you are in possession of material nonpublic information that might affect the value of those securities or to transmit that information to others who trade in those securities. Because the law of insider trading involves a number of complex legal interpretations, every employee is required to confer with a CMG Compliance Director before entering into any securities transaction while in possession of material nonpublic information, whether for a client account or the employee's account. The CMG Compliance Director, in consultation with the FleetBoston Financial Corporate Law Department, will determine whether proceeding with the proposed transaction would involve substantial risks that the transactions would violate the law. Every EMPLOYEE must follow the procedures described below or risk serious disciplinary action including sanctions, dismissal, or substantial personal liability or criminal penalties, including jail sentences.

Before trading for yourself or others in the securities of a company about which you may have material nonpublic, or "inside information," ask yourself the following questions:

- IS THE INFORMATION MATERIAL? That is, information that an investor would consider important in making an investment decision. Is this information that could affect the market price of the securities if generally disclosed to the public?

- IS THE INFORMATION NONPUBLIC? To whom has this information been provided? Has the information been effectively communicated to the marketplace by, for example, being published in publications of general circulation? Do not assume that information that has been provided to you by personnel of the issuer or other insiders has been publicly disseminated unless you know otherwise.

If, after consideration of the above, you believe that the information may be material and nonpublic, you should immediately take the following steps:

-     Report the matter immediately to CMG Compliance Department.

- Do not purchase or sell the securities on behalf of yourself for others, including any client accounts.

- Do not communicate the information to anyone else. Make sure that the information is secure, e.g., seal any files that contain the information.

- CMG Compliance Department will review the issue, and provide instruction as to how to proceed.

If, after consideration of the items set forth above, you have any doubt as to:

-     whether the information is material or nonpublic,

- if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or

-     the propriety of any action,

you must discuss it with the CMG Compliance Department before trading or communicating the information to anyone.

                                       20

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                                   Appendix E

I. Pre-clearance Procedures for Access Persons

     These pre-clearance procedures do not apply to the employees of LAMCO.

NOTE: FOR OPEN-END MUTUAL FUND PRE-CLEARANCE, SEE SECTION II BELOW.

ALL ACCESS PERSONS (except persons who are ACCESS PERSONS solely as directors/trustees of a CMG FAMILY FUND) must pre-clear and receive approval from the Compliance Department prior to executing a transaction in a COVERED SECURITY (including both publicly traded and private placement securities).

Once granted, pre-clearance approval is valid ONLY one business day, until the close of Trading of that business day (4:00 PM EST) (or, in the case of a private placement purchase; the closing of the private placement transaction).

An order that is not executed within that time must be re-submitted for pre-clearance approval.

1. Most ACCESS PERSONS can request pre-clearance approval by using the Electronic Pre-clearance Form through Outlook. (if you do not use Outlook or are not able to access the Form as instructed, please follow the alternative procedure below).

In Outlook, Select Tools on the top tool bar, then Forms, and Choose forms.

NOTE:

In the Preclearance Approval Request Form, most fields are required, (unless otherwise noted) and must be completed. You will not be able to send the request if all fields are not completed.

Select Pre-clearance Form and click Open or double click on Form name. Complete the form as requested. See picture on the right.

                  [PRECLEARANCE APPROVAL REQUEST FORM GRAPHICS]

Click on the Send button.

The Compliance Department will process the request and you will be notified whether your request has been approved or denied via your inbox in Outlook. You may place the trade with your broker only after and if you receive an approval.

1. Alternate Procedures (If you cannot access the electronic Pre-clearance Form
- This also applies if you are trying to obtain pre-clearance while away from the office.)

Note:

The Electronic form will not be available for the Regional Investment Advisors for the time being, please use the alternate procedures.

Please contact one of the following: (We strongly encourage that you use Email as possible (if in the office, it will be required) as it ensures proper routing and timely response.)

                                       21

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                    CMG CODE COMPLIANCE GROUP EMAIL ADDRESS:
                     1FNC-COMPLIANCE@COLUMBIAMANAGEMENT.COM

CODE OF ETHICS ADMINISTRATORS:                CODE OFFICER:
Javier Fernandez    617-772-3014              Jean Bradley          617-772-3413
Francis O'Connor    617-772-3605              Ann Balcom (Back-up)  617-772-3887

Provide the following information, required in order to successfully complete the pre-clearance:

      - Name, account number, name on the account, security name, ticker, cusip (if known), transaction type, and quantity. Please indicate if the transaction is at a loss if it is relevant to the approval.

IMPORTANT NOTES:

      - In submitting a proposed transaction for pre-clearance approval, the Access Person must certify that the proposed transaction complies with the requirements of this Code. Because compliance with this Code may depend on subsequent investment activities for clients, pre-clearance approval of a transaction by Compliance does not necessarily mean the transaction complies with this Code.

      - An Access Person may only trade through Securities accounts that he/she has previously reported to the Code Officer and for which the Code Officer receives duplicate confirmations and statements. Once an Access Person has been notified that a trade has been approved, it is that individual's responsibility to release the trade to the broker.

II. PRE-CLEARANCE PROCEDURES FOR ALL EMPLOYEES FOR OPEN-END MUTUAL FUND INVESTMENTS

FOR ACCESS PERSONS:

UNTIL FURTHER NOTICE, ALL PURCHASE OF SHARES OF ANY CMG FAMILY FUND, EITHER THROUGH A NEW INVESTMENT OR AN EXCHANGE, MUST BE APPROVED IN ADVANCE BY THE APPROPRIATE CMG SENIOR OFFICER FOR YOUR BUSINESS LINE. Exceptions: (1) money market funds; (2) any plans, already in effect as of November 14, 2003, which provide for limited periodic systematic purchases, e.g., payroll deduction plans; and (3) as provided below for the Fleet Savings Plus Plan.

FOR ALL CMG EMPLOYEES:

UNTIL FURTHER NOTICE, ALL REDEMPTIONS OR EXCHANGES OF THE SHARES OF ANY MUTUAL FUND (EXCEPT A MONEY MARKET FUND) MUST BE APPROVED IN ADVANCE BY THE APPROPRIATE CMG SENIOR OFFICER FOR YOUR BUSINESS LINE.

Except in rare cases of hardship* (please see sample listing on Page 22), no such sales or exchanges will be approved unless such investment has been held -

(i) in the case of a CMG Family Fund, for at least 12 MONTHS.

(ii) in the case of any other mutual fund, for at least 60 CALENDAR DAYS.

Therefore, if you purchase any shares of a CMG Family Fund, you will not be permitted to redeem or exchange any shares of that Fund for 12 months. Likewise, if you purchase any shares of a non-

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REV. 11/14/03                                        C O D E o f E T H I C S

CMG Family fund, you will not be permitted to redeem or exchange any shares of that fund for 60 days.

Exceptions: (1) money market funds; and (2) as provided below for the Fleet Savings Plus Plan.

FLEET SAVINGS PLUS PLAN

CMG EMPLOYEES who are participants in the Fleet Savings Plus Plan may ONLY ONCE EVERY 90 CALENDAR DAYS:

(i) make one purchase or redemption/exchange transaction with respect to each investment fund held in the Plan, and, in addition:

(ii) reallocate future contributions to the Plan.

A CMG EMPLOYEE MUST NOTIFY THE CMG CODE COMPLIANCE GROUP of any such transaction or reallocation on the SAME DAY on which it is made.

Such transactions or allocations will be considered in determining whether approvals are granted with respect to transactions outside of the Plan

* INSTANCES OF HARDSHIP MAY INCLUDE BUT ARE NOT LIMITED TO:

- Medical expenses incurred by the Employee, employee's spouse or employee's dependents;

-     Purchase of a principal residence;

- Tuition and related additional fees (including room and board) for post-secondary education for up to the next 12 months for the employee, employee's spouse or employee's dependents;

-     Prevention of foreclosure or eviction from your principal residence; or

-     Payment of funeral expenses for a member of your immediate family

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REV. 11/14/03                                        C O D E o f E T H I C S

                                   Appendix F
                    Exceptions to the Short-term trading ban

Exceptions to the short-term trading ban may be requested in advance to the Code Officer, and will generally only be granted in the case of hardship, where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban.

Circumstances that could provide the basis for an exception under this paragraph may include for example, among other things:

- an involuntary transaction that is the result of unforeseen corporate activity

- the disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long term investment

- or, the INVESTMENT PERSON's economic circumstances materially change in such a manner that enforcement of the short-term trading ban would cause an extreme hardship on the INVESTMENT PERSON.

      NOTE 1: The 60-day restriction does not apply to the exercise of options to purchase shares of Liberty Financial Companies Inc. and the immediate sale of the same or identical shares, including so-called "cashless exercise" transactions.

      NOTE 2: The 60-day restriction does not apply to involuntary transactions in securities (such as a sale triggered by a margin call or the exercise of a call option), including any sale out of a brokerage account resulting from a bona fide margin call as long as collateral was not withdrawn from such account within 10 days prior to the call;

      NOTE 3: The 60-day restriction applies on a "last in, first out basis"; an INVESTMENT PERSON (or FAMILY/HOUSEHOLD MEMBER) may not buy and sell, or sell and buy, the same security within 60 days even though the specific shares may have been held longer than 60 days.

      NOTE 4: Purchase and sale transactions in the same security within 60 days that result in a loss to the INVESTMENT PERSON (or FAMILY/HOUSEHOLD MEMBER) are not restricted.

      NOTE 5: The short-term trading ban restriction DOES NOT APPLY to securities of an issuer that has a market capitalization of $10 billion or more at the time of the transactions; however, an INVESTMENT PERSON must pre-clear these trades as with any other personal trade

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REV. 11/14/03                                   C O D E o f E T H I C S

                                   Appendix G
                            List of Approved Indices
                       (TO BE REVIEWED AT LEAST ANNUALLY)

                                     S&P 500
                                 S&P Midcap 400
                                     S&P 100
                                    Dow Jones

        Please note that all "Index" Exchange Traded Funds (ETFs) are not subject to the black-out period or the short term profit bans. Please contact the CMG Compliance Department for a complete listing of
                                      ETFs.

         NOTE: ETFs must be reported, but do not need to be precleared.

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REV. 11/14/03                                         C O D E o f E T H I C S

                                   Appendix H
                            Code of Ethics Committee
                               Sanctions Schedule
                       FOR FAILURE TO COMPLY WITH THE CODE

The Code of Ethics Committee will meet quarterly or as needed to review employee Code of Ethics violations identified by CMG Compliance. The responsibility of the Committee will be to conduct informational hearings, assess mitigating factors, and uniformly impose sanctions consistent with the Code's sanction Guidelines. The Committee consists of Senior Management from Fleet Legal and the CMG business lines, Corporate and Investment Compliance, and Human Resources. The Committee will be the final arbitrators to determine appropriate sanctions

The sanctions as specified in the schedule do not preclude the imposition of more severe penalties depending on the circumstances surrounding the offense.

   Personal Trading Violation                       Sanctions Guidelines
   --------------------------                       --------------------
No Broker Statements or             1ST OFFENSE: Written Warning
Confirms on File or evidence that   2ND OFFENSE**: Written Reprimand and/or Monetary Penalty
duplicate statements have been      3RD OR MORE OFFENSES: Monetary Penalty, Freeze Trading
requested.                          accounts for 30-90 days and/or Suspension / Termination.

*Trading without receiving          1ST OFFENSE**: Written Warning
preclearance; Trading outside the   2ND OFFENSE: Written Reprimand and/or Monetary Penalty
1 day window.                       3RD OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                    accounts for 30-90 days and/or Suspension / Termination.

*Trading after being denied         1ST OFFENSE**: Written Reprimand and/or Monetary Penalty
approval.                           2ND OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                    accounts for 30-90 days and/or Suspension / Termination.

Failure to file a Quarterly         1ST OFFENSE: Written Warning
Securities Transaction Report       2ND OFFENSE**: Written Reprimand and/or Monetary Penalty
within the 10 day required          3RD OR MORE OFFENSES: Monetary Penalty, Freeze Trading
window.                             accounts for 30-90 days and/or Suspension / Termination.

Failure to File an Annual Code      1ST OFFENSE: Written Warning
Acknowledgment and                  2ND OFFENSE**: Written Reprimand and/or Monetary Penalty
Certification form within the 30    3RD OR MORE OFFENSES: Monetary Penalty, Freeze Trading
day required window                 accounts for 30-90 days and/or Suspension / Termination.

*Purchasing an Initial Public       1ST OR MORE OFFENSES**: Monetary Penalty, Freeze Trading
Offering (IPO)                      accounts for 30-90 days and/or Suspension / Termination.

                                    Applies only to Investment Personnel as defined in the Code

*Front running Mutual               1ST OFFENSE**: Written Reprimand and/or Monetary Penalty
Funds/Trading within the 5 day      2ND OR MORE OFFENSES: Monetary Penalty, Freeze Trading
blackout period                     accounts for 30-90 days and/or Suspension / Termination.

*Short Term profit taking           1ST  OFFENSE**: Written Reprimand and/or Monetary Penalty
                                    2ND OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                    accounts for 30-90 days and/or Suspension / Termination

* Includes Disgorgement of Trading

** Level that requires review by the Ethics Committee

The following schedule details the monetary penalties that may be applied for each offense.

Access Persons and Administrative Investment  - $100-$500
Investment Persons                            - $500-$1,000
Senior Investment Persons                     - $1,000-$2,500
Managing Directors                            - $2,500-$5,000

                                       26